Exhibit 99.1

Williams-Sonoma, Inc. announces strong results for the first quarter of 2020

Total comparable brand revenue growth of 2.6%, including e-commerce comps accelerating to 31.2%

GAAP diluted EPS of $0.45; Non-GAAP diluted EPS of $0.74

Solid liquidity position with over $860 million in cash

San Francisco, CA, May 28, 2020 – Williams-Sonoma, Inc. (NYSE: WSM) today announced operating results for the first fiscal quarter ended May 3, 2020 (“Q1 20”) versus the first fiscal quarter ended May 5, 2019 (“Q1 19”).

“As the COVID-19 health crisis continues to impact our daily lives, our deep gratitude goes to all of the people who are taking care of our communities in the fight against this pandemic. We also want to thank our associates for their agility, commitment and partnership in continuing to meet our customers’ needs while prioritizing the health and safety of each other, our customers and our communities,” said Laura Alber, President and Chief Executive Officer.

“In this highly disrupted environment, we are proud to deliver 2.6% comp growth in the first quarter, despite having all of our 616 stores closed for more than half of the quarter. Our large e-commerce business had breakout comp growth in the second half of the quarter and continues to accelerate. Our teams maximized demand online, leaning into new and innovative ways to engage and serve our customers virtually. We gained market share with strong new customer growth in our DTC business, giving us even more confidence in the growth trajectory of our e-commerce business longer term,” Alber continued. “The resilience of our business through this crisis exemplifies the advantage of our unique multi-brand, multi-channel platform and our commitment to all of our stakeholders. Nothing makes me prouder than to have achieved our results while staying true to our company’s core value of taking care of our people, customers and communities. Our strong financial position and fortress balance sheet have allowed us to support our associates with pay continuation, while giving back to support relief efforts in our local communities.”

Alber concluded, “Reflecting on the longer term, this crisis has accelerated our industry’s shift to e-commerce, and given rise to a newfound appreciation for the home. We believe that with our differentiated value proposition of sustainable, design-led products and a powerful digital first platform, we are well positioned.”

FIRST QUARTER 2020

•

Net revenues of $1.235 billion were relatively flat to last year despite stores being temporarily closed for most of the quarter, driven by a significant acceleration in e-commerce revenue growth to over 30%

•	Total comparable brand revenue growth of 2.6%, with positive comparable revenue growth in almost all brands, including Pottery Barn Kids and Teen at 8.5%, Williams Sonoma at 5.4% and West Elm at 3.3%
•	Higher year-over-year merchandise margins; gross margin deleverage reflects the impact from higher shipping costs and occupancy deleverage
•	Occupancy costs were $175 million, relatively flat to last year
•	SG&A leverage of approximately 80bps, reflecting improved advertising ROI and the positive impact of cost reductions across the business
•	GAAP operating margin of 3.9%; non-GAAP operating margin of 6.4%
•	GAAP diluted EPS of $0.45; non-GAAP diluted EPS of $0.74
•

Maintains strong liquidity position of over $860 million in cash, further strengthened by the one-year extension of the $300 million term loan and a new $200 million unsecured revolving facility, which has not yet been drawn upon

•	Board of Directors declares quarterly cash dividend of $0.48 per common share, reflecting strong commitment to shareholder returns

COVID-19 RESPONSE TO DATE

Support for Associates

•	Continued pay and benefits for store and corporate associates throughout the store closure period
•	Paid special weekly bonuses to hourly and managerial associates in distribution centers
•	Created a dedicated associate hotline to provide real time support for any COVID-related issues
•	Provided personal protective equipment and enhanced sanitation protocols throughout all locations that remained open or began to open for various activities allowed under local and state guidelines
•	Reinforced social distancing through signage, floor markers, taped grid patterns on floors and directional arrows
•	Continued telehealth support and employee assistance programs
•	Provided special wellness resources and tools
•	Supported over 350 associates experiencing financial hardship due to COVID-19 through the Williams-Sonoma, Inc. Foundation
•	Implemented temporary work from home for corporate associates
•	Reassigned associates whose work could not be done from home to other business-critical areas

Support for Customers

•	Accelerated the expansion of virtual Design Chat across all brands
•	Launched “Ask the Expert” chat service in the Williams Sonoma brand
•	Launched Virtual Design Appointments
•	Launched contactless curbside pickup at 475 locations so far, leveraging our omni-channel capabilities
•	In re-opened stores, implemented heightened safety measures to ensure we maintain a safe and comfortable shopping environment for customers and associates, including:
•	Shopping by appointment
•	Limitation on the number of customers and associates in-store consistent with state-specific guidelines
•	New signage to encourage social distancing, including floor markers, directional traffic arrows and signage at every store entrance
•	Wellness Ambassadors to manage customer traffic flow and monitor store traffic to limit customers based on store footprint
•	Daily wellness checks for associates
•	A supply of masks and gloves for associates in-store
•	Frequent sanitization and enhanced cleaning throughout the day
•

Altered delivery procedures with customer and associate safety as the top priority, including a safety briefing with the customer pre-delivery, maintaining 6 feet of separation from the customer at all times, and a supply of masks, gloves and booties for all delivery associates

Support for Communities

•	Donated food & personal care kits to frontline health care workers
•	Donated surgical masks to hospitals in New York and San Francisco
•	Raised over $800,000 across all brands for No Kid Hungry’s efforts to provide meals to children in need during the pandemic
•	Donated home goods to our nonprofit partner Good360 that go to a network of nonprofits in need
•	Our best-in-class vendor base has gone above and beyond to prioritize the health and safety of their workers and to respond to the needs of their communities:
•	In several of our Fair-Trade factories, community development funds from the Fair-Trade program were used to ensure workers had access to food, protective gear, and personal care products

•	Many of our vendors in Vietnam and India have converted their production lines to produce sanitizers, face mask, medical protective suits, and healthcare textiles
•	Williams Sonoma launched the Take a Break on Us national campaign, which provides coffee machines and coffee capsules for various hospitals across the country
•

West Elm partnered with Designtex and repurposed sheeting to manufacture and donate 2,500 masks to CAMBA, a Brooklyn-based nonprofit agency and used its 3D printing capability at its Industry City Makers Studio to print face shields for first responders

•	West Elm continued to support and protect our west elm LOCAL and small business community including expanding our vendor base and increasing our local product offerings by 50%
•	West Elm worked with nonprofit partners in Guatemala to repurpose funds from the Pintando el Cambio to provide families in the community with food and protective gear

GUIDANCE

Given the dynamic nature of the COVID-19 crisis and the continuing macroeconomic uncertainty that could impact its performance, the company is not providing guidance for fiscal year 2020.

Long-Term Financial Targets

•	Total Net Revenues growth of mid to high single digits
•	Non-GAAP Operating Income growth in line with revenue growth, driving Operating Margin stability
•	Above-industry average ROIC

CONFERENCE CALL AND WEBCAST INFORMATION

Williams-Sonoma, Inc. will host a live conference call today, May 28, 2020, at 2:00 P.M. (PT). The call, hosted by Laura Alber, President and Chief Executive Officer, will be open to the general public via live webcast and can be accessed at http://ir.williams-sonomainc.com/events. A replay of the webcast will be available at http://ir.williams-sonomainc.com/events.

CONTACT INFORMATION

Julie Whalen EVP, Chief Financial Officer – (415) 616 8524

Elise Wang VP, Investor Relations – (415) 616 8571

SEC REGULATION G — NON-GAAP INFORMATION

This press release includes non-GAAP financial measures. Exhibit 1 provides reconciliations of these non-GAAP financial measures to the most comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”). We have not provided a reconciliation of non-GAAP guidance measures to the corresponding GAAP measures on a forward-looking basis due to the potential variability and limited visibility of excluded items; these excluded items include expenses related to the acquisition and operations of Outward, Inc., employment-related expense, inventory-related charges and store asset impairments due to the impact of COVID-19. We believe that these non-GAAP financial measures, when reviewed in conjunction with GAAP financial measures, can provide meaningful supplemental information for investors regarding the performance of our business and facilitate a meaningful evaluation of current period performance on a comparable basis with prior periods. Our management uses these non-GAAP financial measures in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. In addition, certain other items may be excluded from non-GAAP financial measures when the company believes this provides greater clarity to management and investors. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for or superior to the GAAP financial measures presented in this press release and our financial statements and other publicly filed reports. Non-GAAP measures as presented herein may not be comparable to similarly titled measures used by other companies.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or are proven incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Such forward-looking statements include statements relating to: our ability to capture significant opportunities in the home furnishings industry; increase our market share; our ability to continue to improve performance; the sustainability of our online growth; our focus on operational excellence; our ability to improve customers’ experience; our optimism about the future; our ability to maximize growth and maintain high profitability; and our long-term financial targets.

The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include: continuing changes in general economic conditions, and the impact on consumer confidence and consumer spending; the impact of the coronavirus on our global supply chain, retail store operations and customer demand, new interpretations of or changes to current accounting rules; our ability to anticipate consumer preferences and buying trends; dependence on timely introduction and customer acceptance of our merchandise; changes in consumer spending based on weather, political, competitive and other conditions beyond our control; delays in store openings; competition from companies with concepts or products similar to ours; timely and effective sourcing of merchandise from our foreign and domestic vendors and delivery of merchandise through our supply chain to our stores and customers; effective inventory management; our ability to manage customer returns; successful catalog management, including timing, sizing and merchandising; uncertainties in e-marketing, infrastructure and regulation; multi-channel and multi-brand complexities; our ability to introduce new brands and brand extensions; challenges associated with our increasing global presence; dependence on external funding sources for operating capital; disruptions in the financial markets; our ability to control employment, occupancy and other operating costs; our ability to improve our systems and processes; changes to our information technology infrastructure; general political, economic and market conditions and events, including war, conflict or acts of terrorism; the impact of current and potential future tariffs and our ability to mitigate impacts; and other risks and uncertainties described more fully in our public announcements, reports to stockholders and other documents filed with or furnished to the SEC, including our Annual Report on Form 10-K for the fiscal year ended February 2, 2020 and all subsequent quarterly reports on Form 10-Q and current reports on Form 8-K. We have not filed our Form 10-Q for the quarter ended May 3, 2020. As a result, all financial results described here should be considered preliminary, and are subject to change to reflect any necessary adjustments or changes in accounting estimates that are identified prior to the time we file the Form 10-Q. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

ABOUT WILLIAMS-SONOMA, INC.

Williams-Sonoma, Inc. is a specialty retailer of high-quality products for the home. These products, representing distinct merchandise strategies — Williams Sonoma, Pottery Barn, Pottery Barn Kids, West Elm, Pottery Barn Teen, Williams Sonoma Home, Rejuvenation, and Mark and Graham — are marketed through e-commerce websites, direct-mail catalogs and retail stores. These brands are also part of The Key Rewards, our free-to-join loyalty program that offers members exclusive benefits across the Williams-Sonoma family of brands. We operate in the U.S., Puerto Rico, Canada, Australia and the United Kingdom, offer international shipping to customers worldwide, and have unaffiliated franchisees that operate stores in the Middle East, the Philippines, Mexico and South Korea, as well as e-commerce websites in certain locations.

Condensed Consolidated Statements of Earnings (unaudited)

	Thirteen Weeks Ended		Thirteen Weeks Ended
	May 3, 2020		May 5, 2019
In thousands, except per share amounts	$	% of Revenues	$	% of Revenues
Net revenues	$1,235,203	100%	$1,241,132	100%
Cost of goods sold	820,943	66.5	796,801	64.2

Gross profit	414,260	33.5	444,331	35.8
Selling, general and administrative expenses	365,615	29.6	370,199	29.8

Operating income	48,645	3.9	74,132	6.0
Interest expense, net	2,159	0.2	2,253	0.2

Earnings before income taxes	46,486	3.8	71,879	5.8
Income taxes	11,063	0.9	19,223	1.5

Net earnings	$35,423	2.9%	$52,656	4.2%

Earnings per share (EPS):
Basic	$0.46		$0.67
Diluted	$0.45		$0.66

Shares used in calculation of EPS:
Basic	77,262		78,683
Diluted	78,399		79,867

1st Quarter Net Revenues and Comparable Brand Revenue Growth (Decline) by Concept*

	Net Revenues (Millions)		Comparable Brand Revenue Growth (Decline)
	Q1 20	Q1 19	Q1 20	Q1 19
Pottery Barn	$480	$492	(1.1%)	1.5%
West Elm	315	309	3.3	11.8
Williams Sonoma	199	195	5.4	(1.6)
Pottery Barn Kids and Teen	189	177	8.5	1.2
Other	52	68	N/A	N/A
Total	$1,235	$1,241	2.6%	3.5%

*

See the Company’s 10-K and 10-Q filings for the definition of comparable brand revenue, which is calculated on a 13-week to 13-week basis for both Q1 2019 and Q1 2020. Comparable stores that were temporarily closed on March 17, 2020 through the remainder of the quarter due to COVID-19 were not excluded from the comparable stores calculation for Q1 2020.

Condensed Consolidated Balance Sheets (unaudited)

In thousands, except per share amounts	May 3, 2020	Feb. 2, 2020	May 5, 2019
Assets
Current assets
Cash and cash equivalents	$861,002	$432,162	$107,683
Accounts receivable, net	104,829	111,737	102,195
Merchandise inventories, net	1,070,681	1,100,544	1,155,427
Prepaid expenses	90,433	90,426	98,213
Other current assets	22,099	20,766	22,128

Total current assets	2,149,044	1,755,635	1,485,646

Property and equipment, net	907,219	929,038	916,030
Operating lease right-of-use assets	1,175,402	1,166,383	1,200,972
Deferred income taxes, net	33,320	47,977	34,215
Goodwill	85,335	85,343	85,357
Other long-term assets, net	67,795	69,666	66,145

Total assets	$4,418,115	$4,054,042	$3,788,365

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$423,375	$521,235	$385,646
Accrued expenses	137,495	175,003	109,169
Gift card and other deferred revenue	299,353	289,613	291,839
Income taxes payable	24,049	22,501	24,384
Current debt	487,823	299,818	—
Operating lease liabilities	224,541	227,923	227,427
Other current liabilities	85,458	73,462	75,750

Total current liabilities	1,682,094	1,609,555	1,114,215

Deferred rent and lease incentives	26,254	27,659	30,536
Long-term debt	299,868	—	299,670
Long-term operating lease liabilities	1,109,473	1,094,579	1,139,625
Other long-term liabilities	81,497	86,389	82,551

Total liabilities	3,199,186	2,818,182	2,666,597

Stockholders’ equity
Preferred stock: $.01 par value; 7,500 shares authorized; none issued	—	—	—
Common stock: $.01 par value; 253,125 shares authorized; 77,759, 77,137 and 78,808 shares issued and outstanding at May 3, 2020, February 2, 2020 and May 5, 2019, respectively	778	772	788
Additional paid-in capital	596,184	605,822	571,772
Retained earnings	641,917	644,794	564,127
Accumulated other comprehensive loss	(19,351)	(14,587)	(13,945)
Treasury stock, at cost	(599)	(941)	(974)

Total stockholders’ equity	1,218,929	1,235,860	1,121,768

Total liabilities and stockholders’ equity	$4,418,115	$4,054,042	$3,788,365

Retail Store Data

(unaudited)

	February 2, 2020	Openings	Closings	May 3, 2020	May 5, 2019
Williams Sonoma	211	1	—	212	219
Pottery Barn	201	—	—	201	205
West Elm	118	2	(1)	119	113
Pottery Barn Kids	74	—	—	74	78
Rejuvenation	10	—	—	10	10
Total	614	3	(1)	616	625

Condensed Consolidated Statement of Cash Flows (unaudited)

	Thirteen Weeks Ended
In thousands	May 3, 2020	May 5, 2019
Cash flows from operating activities:
Net earnings	$35,423	$52,656
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Depreciation and amortization	46,224	46,838
(Gain) loss on disposal/impairment of assets	16,185	(323)
Amortization of deferred lease incentives	(1,405)	(2,306)
Non-cash lease expense	54,262	51,596
Deferred income taxes	(2,585)	(4,126)
Tax benefit related to stock-based awards	12,039	14,898
Stock-based compensation expense	19,703	18,529
Other	129	69
Changes in:
Accounts receivable	8,950	4,684
Merchandise inventories	28,513	(31,460)
Prepaid expenses and other assets	(215)	(4,914)
Accounts payable	(92,871)	(144,399)
Accrued expenses and other liabilities	(29,050)	(49,196)
Gift card and other deferred revenue	9,960	1,558
Operating lease liabilities	(57,629)	(55,099)
Income taxes payable	6,240	2,915

Net cash provided by (used in) operating activities	53,873	(98,080)

Cash flows from investing activities:
Purchases of property and equipment	(42,321)	(36,148)
Other	242	107

Net cash used in investing activities	(42,079)	(36,041)

Cash flows from financing activities:
Borrowings under revolving line of credit	487,823	—
Payment of dividends	(39,391)	(36,868)
Tax withholdings related to stock-based awards	(28,912)	(25,406)
Repurchases of common stock	—	(33,848)

Net cash provided by (used in) financing activities	419,520	(96,122)

Effect of exchange rates on cash and cash equivalents	(2,474)	(1,028)
Net increase (decrease) in cash and cash equivalents	428,840	(231,271)
Cash and cash equivalents at beginning of period	432,162	338,954

Cash and cash equivalents at end of period	$861,002	$107,683

Exhibit 1

1st Quarter GAAP to Non-GAAP Reconciliation

(unaudited)

(Dollars in thousands, except per share data)

	Thirteen Weeks Ended
	May 3, 2020		May 5, 2019
	$	% of revenues	$	% of revenues
Gross profit	$414,260	33.5%	$444,331	35.8%
Outward-related[1]	—		535
Employment-related expense[2]	—		30
Inventory write-off[3]	11,378		—
Non-GAAP gross profit	$425,638	34.5%	$444,896	35.9%

Selling, general and administrative expenses	$365,615	29.6%	$370,199	29.8%
Outward-related[1]	(3,358)		(5,877)
Employment-related expense[2]	—		(6,496)
Asset impairment[4]	(15,620)		—
Non-GAAP selling, general and administrative expenses	$346,637	28.1%	$357,826	28.9%

	$	% of revenues	$	% of revenues
Operating income	$48,645	3.9%	$74,132	6.0%
Outward-related[1]	3,358		6,412
Employment-related expense[2]	—		6,526
Inventory write-off[3]	11,378		—
Asset impairment[4]	15,620		—
Non-GAAP operating income	$79,001	6.4%	$87,070	7.0%

	$	Tax rate	$	Tax rate
Income taxes	$11,063	23.8%	$19,223	26.7%
Outward-related[1]	741		1,428
Employment-related expense[2]	—		(289)
Inventory write-off[3]	2,940		—
Asset impairment[4]	4,037		—
Non-GAAP income taxes	$18,781	24.5%	$20,362	24.0%

Diluted EPS	$0.45		$0.66
Outward-related[1]	0.03		0.06
Employment-related expense[2]	—		0.09
Inventory write-off[3]	0.11		—
Asset impairment[4]	0.15		—
Non-GAAP diluted EPS*	$0.74		$0.81

*	Per share amounts may not sum due to rounding to the nearest cent per diluted share

SEC Regulation G – Non-GAAP Information

These tables include non-GAAP gross profit, gross margin, selling, general and administrative expense, operating income, operating margin, income taxes, effective tax rate and diluted EPS. We believe that these non-GAAP financial measures provide meaningful supplemental information for investors regarding the performance of our business and facilitate a meaningful evaluation of our quarterly actual results on a comparable basis with prior periods. Our management uses these non-GAAP financial measures in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

Notes to Exhibit 1:

1

During Q1 2020, we incurred approximately $3.4 million associated with acquisition-related compensation expense and amortization of acquired intangibles for Outward, Inc. and, during Q1 2019, we incurred approximately $6.4 million associated with acquisition-related compensation expense and amortization of acquired intangibles, as well as the operations of Outward, Inc.

2	During Q1 2019, we incurred approximately $6.5 million of employment-related expense that was primarily associated with severance-related reorganization expenses.

3

During Q1 2020, we incurred approximately $11.4 million of inventory write-offs for inventory with minor damage that we could not liquidate through our outlets due to store closures resulting from COVID-19.

4	During Q1 2020, we incurred approximately $15.6 million of expense associated with store asset impairments due to the impact that COVID-19 had on our retail stores.

Return on Invested Capital (“ROIC”)

We believe ROIC is a useful financial measure for investors in evaluating the efficient and effective use of capital, and is an important component of long-term shareholder return. We define ROIC as non-GAAP net operating profit after tax (NOPAT), divided by our average invested capital. NOPAT is defined as non-GAAP operating income, plus rent expense, less estimated taxes at the company’s effective tax rate. Average invested capital is defined as the two-year average of total assets less current liabilities, plus capitalized leases, less cash in excess of $200 million.

ROIC is not a measure of financial performance under GAAP, and should be considered in addition to, and not as a substitute for other financial measures prepared in accordance with GAAP. Our method of determining ROIC may differ from other companies’ methods and therefore may not be comparable.